Exhibit 10.2

PROMISSORY NOTE

$6,600,000.00

August 15, 2018

Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company”), promises to pay to Procaccianti Companies, Inc. (the “Holder”), in lawful money of the United States of America, the aggregate principal amount of Six Million Six Hundred Thousand and 00/100 ($6,600,000.00) Dollars, together with interest thereon at the 4.75% per annum (based on the number of actual days elapsed and a 365 day year) (the “Interest Rate”). All outstanding unpaid principal, together with any then unpaid and accrued Interest and other amounts payable hereunder, will be due and payable in cash on the Maturity Date. For purposes hereof, the “Maturity Date” shall mean August 16, 2019.

1.           Definitions. The following capitalized terms have the following meanings:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Providence, Rhode Island are authorized or required by law to close.

“Event of Default” means any occurrence of an event as described in sections 3 (a), (b) or (c) below.

“Interest Period” means (a) with respect to the initial Interest Period, the period commencing on the execution date of the note and ending on the last day of the calendar year following the execution date; and (b) with respect to each subsequent Interest Period, the period commencing on the first day of the calendar year immediately following the preceding Interest Period and ending on the last day of such calendar year (or, if earlier, the Maturity Date).

2.           Payments. The Company will make payments to the Holder as follows:

(a)          Interest. Payments of accrued and unpaid interest on this note at the interest rate will be due and payable in arrears on the first day of each month until the Maturity Date,

(b)         Maturity. All outstanding principal and any unpaid accrued Interest will be due and payable in full in cash on the Maturity Date.

3.           Events of Default. The occurrence of any of the following will constitute an “Event of Default” under this note:

(a)          Failure to Pay. The Company fails to pay when due any payment required hereunder or any Interest payment required hereunder or other payment with respect to the obligations required under the terms of this note on the date when the same becomes due and payable;

(b)         Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect will be commenced and an order for relief entered or such proceeding is not dismissed or discharged within 60 days of commencement.

4.           Rights of Holder upon Default.

(a)          Rights and Remedies. Upon the occurrence of an Event of Default under this note and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right, power or remedy otherwise permitted by law, either by suit in equity or by action at law, or both.

(b)          Default Interest. (i) Following the occurrence of and during the continuation of an Event of Default or (ii) in the event the Company breaches or fails to comply with any of the covenants set forth in Section 3 of this note and such breach or failure continues for 30 days, the Interest Rate will be increased by two percent, until such time as such Event of Default, breach or noncompliance is cured or waived by the Holder.

(c)          Collection Costs. The Company agrees to pay in cash on demand all reasonable attorney’s fees and other expenses incurred by the Holder in the enforcement of any of their rights under this note whether the Event of Default is ultimately cured (if such cure is permitted) or whether the Holder is obligated to pursue their legal remedies, including such expenses incurred prior to the institution of legal action, during the pendency of such legal action, during any bankruptcy or insolvency proceeding and continuing to include all such expenses incurred in connection with any appeal to higher courts arising out of legal proceedings to enforce the Company’s obligations under this note.

(d)          Waivers. The Company agrees that failure of the Holder to exercise their rights hereunder will not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default.

5.           Miscellaneous.

(a)          Successors and Assigns. The rights and obligations of the Company and Holder under this note will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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(b)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder will be in writing and sent via facsimile transmission or other electronic transmission (including a .pdf sent via electronic mail), mailed or delivered to each party at the respective address of the Holder listed on the signature page hereto, or at such other address as the such party may furnish to one the other parties hereto in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one Business Day after being deposited with an overnight courier service of recognized standing.

(c)          Expenses. In addition to the obligations under Section 4(c), the Company will pay all reasonable costs and expenses associated with the preparation, negotiation, administration and closing of this note and arising in connection with the obligations hereunder, including, without limitation, the reasonable fees of one legal counsel to the Holders.

(d)          Payment. All payments will be made in lawful tender of the United States.

(e)          Usury. In the event any Interest paid on this note is deemed to be in excess of the then legal maximum rate, then the portion of the Interest payment representing an amount in excess of the then legal maximum rate will be deemed a payment of principal and applied against the principal of this note.

(g)          Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this note.

(h)          Governing Law. This note and all actions arising hereunder or in connection herewith will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

(i)           Waiver of Jury Trial. By acceptance of this note, the Holder hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this note.

(Signature Page Follows.)

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The Company has caused this note to be issued as of the date first written above.

PROCACCIANTI HOTEL REIT, INC., a Maryland corporation

By:	/s/ James A. Procaccianti
Name:	James A. Procaccianti
Title:	President and CEO

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